Exhibit 10.36
CONFIDENTIAL SEPARATION AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS
This Confidential Separation Agreement and General Release of All Claims (“Separation Agreement”) is made by and between ADVENTRX Pharmaceuticals, Inc. (“ADVENTRX”) and Evan M. Levine (“Mr. Levine”) with respect to the following facts:
A. Other than as a member of the Board of Directors of ADVENTRX, Mr. Levine resigned all of Mr. Levine’s positions with ADVENTRX and its subsidiaries and affiliated companies, including as Chief Executive Officer and President of the Company, effective October 17, 2008.
B. On December 22, 2008, Mr. Levine resigned as a member of the Board of Directors of ADVENTRX and, since December 22, 2008, Mr. Levine has had no relationship with ADVENTRX, except as a stockholder of ADVENTRX.
C. The parties desire to settle all claims and issues that have, or could have, been raised in relation to Mr. Levine’s employment with ADVENTRX and arising out of or in any way related to the acts, transactions or occurrences between Mr. Levine and ADVENTRX to date, including, but not limited to, Mr. Levine’s employment with ADVENTRX and the termination of that employment, on the terms set forth below.
THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:
1. Severance Package. In consideration of the promises and representations made by Mr. Levine in this Separation Agreement, ADVENTRX agrees to provide Mr. Levine with the following payments and benefits (“Severance Package”) to which Mr. Levine is not otherwise entitled. Mr. Levine acknowledges and agrees that this Severance Package constitutes adequate legal consideration for the promises and representations made by Mr. Levine in this Separation Agreement. For clarity, Mr. Levine will have no right to the Severance Package unless and until this Separation Agreement is timely signed and delivered and not revoked.
1.1 Severance Payment. ADVENTRX agrees to provide Mr. Levine with a severance payment of $225,000, less all applicable taxes and withholdings (“Severance Payment”). The Severance Payment will be made in a lump-sum as soon as reasonably practicable following the Effective Date; provided, however, that the Severance Payment will not be made earlier than January 2, 2009 and not later than the close of business on the day that is the earlier of (a) the 5th full business day after the Effective Date and (b) March 15, 2009.
1.2 Health Benefit Allowance. ADVENTRX agrees to provide Mr. Levine with a health benefit allowance of $19,870.20, which Mr. Levine may use, at Mr. Levine’s discretion, to pay the premiums required to continue Mr. Levine’s group health care coverage under the applicable provisions of the Consolidated Omnibus Budget Reconciliation act of 1985 (“COBRA”) or any other health care-related expenses. This health benefit allowance will be paid in the same manner as the Severance Payment and will be subject to all applicable taxes and withholdings.

1.3 Stock Issuance. Promptly following the Effective Date but subject to the remainder of this Section 1.3, ADVENTRX agrees to issue to Mr. Levine one million (1,000,000) shares of its common stock, par value $0.001 per share, which shares shall be fully-vested upon issuance (the “Shares”); provided that (a) this Separation Agreement is signed and delivered and not revoked and (b) ADVENTRX has received a written waiver under that certain Rights Agreement, dated July 25, 2005 (the “Rights Agreement”), that allows ADVENTRX to issue the Shares without complying with the participation rights (and any related rights, including rights to notice) set forth in the Rights Agreement (as defined in the Rights Agreement); provided, further, that, if Mr. Levine is not an “Employee,” a “Consultant” or a “Director” (as each such term is defined in the ADVENTRX 2008 Omnibus Incentive Plan) on the Effective Date, (x) the Company’s Board of Directors has approved the issuance of the Shares to Mr. Levine, (y) ADVENTRX has received from the American Stock Exchange written notification approving an application for the listing of the Shares on the American Stock Exchange and (z) Mr. Levine signs and delivers that certain Restricted Stock Issuance Agreement in substantially the form of Exhibit A, attached hereto. The conditions set forth in foregoing clauses (a), (b), (x) and (y) above are collectively referred to herein as the “Conditions.” Any Shares issued pursuant to this Section 1.3 shall be evidenced by a stock certificate, which certificate shall be registered in the name of Mr. Levine and shall bear, as applicable, restrictive legends reflecting that the Shares have not been registered under the Securities Act of 1933, as amended, and may not be resold or transferred unless the Shares are first registered or exempt from registration under the federal and state securities laws and/or reflecting Mr. Levine’s relationship, whether current or prior, as an affiliate of ADVENTRX. In the event the Conditions have not been satisfied by January 30, 2009, in lieu of issuing the Shares, the Company shall pay Mr. Levine an additional $100,000, less all applicable taxes and withholdings (the “Additional Payment”). The Additional Payment will be made in a lump-sum as soon as reasonably practicable following January 30, 2009; provided, however, that the Additional Payment will not be made later than March 15, 2009. For clarity, (A) the Company shall be obligated only to either issue the Shares or make the Additional Payment and, once the Company has either issued the Shares or made the Additional Payment, it shall have no obligation with respect to the other and (B) if the Conditions have been satisfied by January 30, 2009 but Mr. Levine has not signed and delivered that certain Restricted Stock Issuance Agreement in substantially the form of Exhibit A, attached hereto, the Company shall have no obligation to either issue the Shares or make the Additional Payment.
2. General Release.
2.1 Mr. Levine unconditionally, irrevocably and absolutely releases and discharges ADVENTRX, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of ADVENTRX, past and present, as well as ADVENTRX’s employees, officers, directors, agents, successors and assigns (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Mr. Levine’s employment with ADVENTRX, the termination of Mr. Levine’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Mr. Levine’s employment with ADVENTRX. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to alleged violations of the California Labor Code or the federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964 and the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, and all claims for attorneys’ fees, costs and expenses. Mr. Levine expressly waives Mr. Levine’s right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by Mr. Levine or on Mr. Levine’s behalf, related in any way to the matters released herein. However, this general release is not intended to bar any claims that, by statute, may not be waived, such as claims for workers’ compensation benefits, unemployment insurance benefits, statutory indemnity and any challenge to the validity of Mr. Levine’s release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this Separation Agreement.

2.2 ADVENTRX, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of ADVENTRX, past and present, as well as ADVENTRX’s officers, directors, managing agents, successors and assigns in any of their respective capacities as a representative of ADVENTRX (the “ADVENTRX Releasors”) unconditionally, irrevocably and absolutely release and discharge Mr. Levine from all claims related in any way to the transactions or occurrences between the ADVENTRX Releasors and Mr. Levine to date, to the fullest extent permitted by law, including, but not limited to, Mr. Levine’s employment with ADVENTRX, the termination of Mr. Levine’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Mr. Levine’s employment with ADVENTRX. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, and all claims for attorneys’ fees, costs and expenses. The ADVENTRX Releasors expressly waive any right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by any ADVENTRX Releasor or on any ADVENTRX Releasor’s behalf, related in any way to the matters released herein. However, this general release is not intended to bar any claims that, by statute, may not be waived, such as statutory indemnity.
3. California Civil Code Section 1542 Waiver. Mr. Levine and the ADVENTRX Releasors each expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
4. Representation Concerning Filing of Legal Actions. Mr. Levine represents that, as of the date of this Separation Agreement, Mr. Levine has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against ADVENTRX or any of the other Released Parties in any court or with any governmental agency. ADVENTRX represents that, as of the date of this Separation Agreement, ADVENTRX has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Mr. Levine in any court or with any governmental agency.
5. Nondisparagement. Mr. Levine agrees that Mr. Levine will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of ADVENTRX or any of the other Released Parties. ADVENTRX agrees that its officers, directors and managing agents will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of Mr. Levine. The foregoing notwithstanding, the parties may respond accurately and fully to any questions, inquiry or request for information when required to do so by legal process.

6. Confidentiality and Return of ADVENTRX Property; Surviving Obligations. Mr. Levine understands and agrees that as a condition of receiving the Severance Package described in paragraph 1, all ADVENTRX property must be returned to ADVENTRX. By signing this Separation Agreement, Mr. Levine represents and warrants that Mr. Levine has returned to ADVENTRX all ADVENTRX property, data and information belonging to ADVENTRX and agrees that Mr. Levine will not use or disclose to others any confidential or proprietary information of ADVENTRX or any of the other Released Parties. Mr. Levine further agrees to comply with the continuing obligations set forth in the surviving provisions of ADVENTRX’s Confidential Information, Non-Solicitation and Invention Assignment Agreement for Employees, the Code of Business Conduct and Ethics, the Policies and Procedure Manual, as updated from time to time, and the Insider Trading and Disclosure Policy, each as previously executed by Mr. Levine (collectively, “Employment Documents”). In addition, Mr. Levine agrees to keep the terms of this Separation Agreement confidential between Mr. Levine and ADVENTRX, except that Mr. Levine may tell, in confidence, Mr. Levine’s immediate family and attorney or accountant, if any, as needed, but in no event should Mr. Levine discuss this Separation Agreement or its terms with any current or prospective employee of ADVENTRX.
7. Section 16 Reporting. Mr. Levine understands that ADVENTRX is required to disclose in its annual proxy statement information regarding Section 16 reporting delinquencies by its directors and officers that occurred during the prior fiscal year. To assist ADVENTRX in meeting such disclosure requirements, Mr. Levine hereby (a) certifies that all reportable transactions in ADVENTRX securities through the date of this Separation Agreement have been reported on a Form 4, and (b) agrees to execute and deliver to ADVENTRX promptly after December 31, 2008, but no later than January 30, 2009, the “no filing due” certification in the form attached hereto as Appendix A.
8. No Admissions. By entering into this Separation Agreement, Mr. Levine and the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Separation Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
9. Older Workers’ Benefit Protection Act. This Separation Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). Mr. Levine is advised to consult with an attorney before executing this Separation Agreement.
9.1 Acknowledgments/Time to Consider. Mr. Levine acknowledges and agrees that (a) Mr. Levine has read and understands the terms of this Separation Agreement; (b) Mr. Levine has been advised in writing to consult with an attorney before executing this Separation Agreement; (c) Mr. Levine has obtained and considered such legal counsel as Mr. Levine deems necessary; (d) Mr. Levine has been given twenty-one (21) days to consider whether or not to enter into this Separation Agreement (although Mr. Levine may elect not to use the full 21-day period at Mr. Levine’s option); and (e) by signing this Separation Agreement, Mr. Levine acknowledges that Mr. Levine does so freely, knowingly, and voluntarily. If the signed Agreement is not received by the Company’s corporate secretary by 5:00 p.m. Pacific Time on January 14, 2009, ADVENTRX will assume Mr. Levine is not interested in the Severance Package, and the offer will be automatically withdrawn.

9.2 Revocation/Effective Date. This Separation Agreement shall not become effective or enforceable until the eighth day after Mr. Levine signs and delivers to ADVENTRX this Separation Agreement. In other words, Mr. Levine may revoke Mr. Levine’s acceptance of this Separation Agreement within seven (7) days after the date Mr. Levine signs and delivers it to ADVENTRX. Mr. Levine’s revocation must be in writing and received by the Company’s corporate secretary by 5:00 p.m. Pacific Time on the seventh day in order to be effective. If Mr. Levine does not revoke acceptance within the seven (7) day period, Mr. Levine’s acceptance of this Separation Agreement shall become binding and enforceable on the eighth day (“Effective Date”). The Severance Package will become due and payable in accordance with paragraph 1 above and its subparts after the Effective Date, provided Mr. Levine does not revoke.
9.3 Preserved Rights of Mr. Levine. This Separation Agreement does not waive or release any rights or claims that Mr. Levine may have under the Age Discrimination in Employment Act of 1967, as amended, that arise after the execution of this Separation Agreement. In addition, this Agreement does not prohibit Mr. Levine from challenging the validity of this Separation Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended.
10. Severability. In the event any provision of this Separation Agreement shall be found unenforceable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.
11. Full Defense. This Separation Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Mr. Levine or the ADVENTRX Releasors in breach hereof.
12. Applicable Law. The validity, interpretation and performance of this Separation Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California.
13. Entire Agreement; Modification. This Separation Agreement, including the surviving provisions of the Employment Documents, all of which are herein incorporated by reference, is intended to be the entire agreement between the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. For clarity, that certain Confidential Separation Agreement and General Release of All Claims dated October 17, 2008 and presented to Mr. Levine on or about October 19, 2008 is hereby withdrawn and shall be of no further force or effect. This Separation Agreement may be amended only by a written instrument executed by all parties hereto.

THE PARTIES TO THIS SEPARATION AGREEMENT HAVE READ THE FOREGOING SEPARATION AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS SEPARATION AGREEMENT ON THE DATES SHOWN BELOW.

Dated: December 23, 2008	By:	/s/ Evan M. Levine
Evan M. Levine

Adventrx Pharmaceuticals, Inc.
Dated: December 23, 2008	By:	/s/ Patrick L. Keran
Patrick L. Keran
Vice President and General Counsel

Appendix A

CERTIFICATE
I am aware that, as a “Section 16 officer” of ADVENTRX Pharmaceuticals, Inc. during the fiscal year ended December 31, 2008, I must file a Form 5 with the Securities and Exchange Commission within 45 days after the end of the fiscal year, unless I have previously reported all transactions and holdings otherwise reportable on such Form 5.
After reviewing my records, I hereby certify to ADVENTRX that I am not required to file a Form 5 for the fiscal year ended December 31, 2008.

Date:	By:
		Name:	Evan M. Levine

Exhibit A
RESTRICTED STOCK ISSUANCE AGREEMENT

RESTRICTED STOCK ISSUANCE AGREEMENT
This Restricted Stock Issuance Agreement (this “Agreement”) is effective as of [                    ] by and between ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and Evan M. Levine, an individual and resident of the State of California (“Mr. Levine”).
1. ISSUANCE OF SHARES
1.1 Issuance. Mr. Levine is hereby issued One Million (1,000,000) shares of the Corporation’s common stock, par value $0.001 per share (the “Shares”), pursuant to terms of that certain Confidential Separation Agreement and General Release of All Claims effective as of [                    ] between the Corporation and Mr. Levine (the “Separation Agreement”).
1.2 Stockholder Rights. Mr. Levine shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Shares, subject, however, to the transfer restrictions set forth herein.
2. INVESTMENT REPRESENTATIONS
2.1 Organization; Authority. Mr. Levine confirms he has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a legal, valid and binding obligation of Mr. Levine, enforceable in accordance with its terms.
2.2 Acquire Entirely for Own Account. This Agreement is made with Mr. Levine in reliance upon Mr. Levine’s representation to the Corporation, which by Mr. Levine’s execution of this Agreement Mr. Levine hereby confirms, that the Shares are being acquired for investment for Mr. Levine’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and that Mr. Levine has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Mr. Levine further represents that Mr. Levine does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.
2.3 Exemption from Registration. Mr. Levine understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, are being issued to him in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Corporation is relying in part upon the truth and accuracy of the representations and warranties of Mr. Levine set forth herein in order to determine the availability of such exemptions and the eligibility of Mr. Levine to acquire the Shares.
2.4 Disclosure of Information. Mr. Levine believes he has received all information necessary or appropriate for deciding whether to acquire the Shares for the consideration set forth herein, including the periodic reports and other filings of the Corporation made with the U.S. Securities and Exchange Commission and available at www.sec.gov. Mr. Levine further represents that he has had the opportunity to ask questions and receive answers from the Corporation regarding investment in the Shares.

2.5 Investment Experience. Mr. Levine acknowledges that he is able to fend for himself, can bear the economic risk of this investment and has such knowledge and experience in financial or business matters (including experience in evaluating and investing in securities of companies in the same or similar industry and stage of life as the Corporation), and is capable of evaluating the merits and risks of the investment in the Shares.
2.6 Accredited Investor. Mr. Levine is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act, as presently in effect.
2.7 Restricted Securities. Mr. Levine understands that the Shares are restricted securities under applicable U.S. federal and state securities laws and may not be resold or transferred unless the Shares are first registered under the Securities Act and qualified by state authorities or unless an exemption from such registration/qualification is available (which exemption may be available under Rule 144 promulgated under the Securities Act, subject to the remainder of this Section 2.7 and the conditions and requirements of Rule 144). Accordingly, Mr. Levine hereby acknowledges that Mr. Levine is prepared to hold the Shares for an indefinite period and that Mr. Levine is aware that Rule 144 promulgated under the Securities Act is not presently available to exempt the sale of the Shares from the registration requirements of the Securities Act. Mr. Levine further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Corporation which are outside of Mr. Levine’s control and which the Corporation has no obligation and may not be able to satisfy. Mr. Levine understands that there is no assurance that the Corporation will satisfy the criteria for continued listing of its common stock on the American Stock Exchange. Mr. Levine also acknowledges that the Corporation has no obligation to register or qualify the Shares for resale.
2.8 Restrictive Legends. In order to reflect the restrictions on disposition of the Shares, Mr. Levine understands that the stock certificates, if any representing the Shares will bear restrictive legends, including one or more of the following or other legends:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT OR (B) ASSURANCES SATISFACTORY TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STAND-OFF PROVISION AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE RESTRICTED STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF SUCH SHARES (OR THE PREDECESSOR IN INTEREST TO SUCH SHARES). THE CORPORATION WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

2.9 Legal, Tax, Economic Considerations. Mr. Levine has reviewed with his own advisors the legal, tax, economic and related considerations of the transactions contemplated by this Agreement, and it is relying solely on such advisors and not on any statements or representations of the Corporation or any of the Corporation’s employees or agents. Mr. Levine understands that he (and not the Corporation) shall be responsible for his own tax liability that may arise as a result of the transactions contemplated by this Agreement.
2.10 No Obligation to Register. Mr. Levine acknowledges and understands that the Corporation is under no obligation to register the Shares.
3. MARKET STAND-OFF PROVISION
In the event the number of shares of the Corporation’s common stock then beneficially owned by Mr. Levine and his Affiliates exceeds 4.99% of the total number of shares of the Corporation’s common stock then issued and outstanding, in connection with a public offering of the Corporation’s securities and upon request of the underwriters, placement agents or similar entity managing such offering (which request may be delivered by the Corporation if the Corporation is so requested by such underwriters, agents or entities), Mr. Levine agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of the Shares (except to the extent they are included in the registration) without the prior written consent of such underwriters, agents or entities for such period of time from the effective date of such registration as may be requested by such underwriters, agents or entities and to execute an agreement reasonably reflecting the foregoing as may be requested by such underwriters, agents or entities at the time of the Corporation’s public offering; provided, however, that in no event shall such period exceed ninety (90) days. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation’s outstanding common stock, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to this section. In order to enforce the limitations of this section, the Corporation may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period. Mr. Levine acknowledges and agrees that notice of a public offering of the Corporation’s securities (including a request not to take the actions described above in this Section 3) is the Company’s confidential information and Mr. Levine shall not disclose such confidential information to anyone or use such confidential information for any purpose.
4. GENERAL PROVISIONS
4.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient (if not sent during the normal business hours of the recipient, then on the next business day); (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All written communications shall be addressed to the party to be notified at the address or facsimile number applicable to such party appearing on the signature page to this Agreement, or such other address or facsimile number that such party provides in writing to the other party.

4.2 Agreement is Entire Contract. This Agreement, together with the Separation Agreement, constitute the entire contract between the parties hereto with regard to the subject matter hereof.
4.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as applied to contracts among California residents entered into and to be performed entirely within California.
4.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
4.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties’ respective successors and assigns. Notwithstanding the foregoing, Mr. Levine shall not assign his rights or obligations hereunder without prior written consent of the Corporation. Any assignee of Mr. Levine shall have become a party to this Agreement or shall have agreed in writing to be bound by the terms and conditions hereof.
[Signature page follows]

IN WITNESS WHEREOF, each party hereto has executed this Restricted Stock Issuance Agreement as of the date first set forth above.

ADVENTRX PHARMACEUTICALS, INC.
By:
Name:
Title:
Address:    6725 Mesa Ridge Road
                  Suite 100
                  San Diego, CA 92121
Facsimile:  (858) 552-0876

Evan M. Levine

Address:

Facsimile:

[COUNTERPART SIGNATURE PAGE TO
RESTRICTED STOCK ISSUANCE AGREEMENT]

November 7, 2008
Evan M. Levine
5173 Seagrove Place
San Diego, CA 92130
Dear Evan,
As you know, there has been substantial discussion regarding the terms of the Confidential Separation Agreement and General Release of All Claims that was presented to you on October 19, 2008 (the “Separation Agreement”). In light of this, you and the Company mutually agree that it is in the best interests of Adventrx Pharmaceuticals, Inc. (the “Company”) and its stockholders that these discussions continue. In furtherance of the foregoing, this letter agreement (this “Letter Agreement”) memorializes our mutual agreements regarding the amendment of the Separation Agreement as stated herein. Your agreement to the terms of this Letter Agreement does not alter the Separation Agreement, except as otherwise specifically provided herein, and does not obligate you to further negotiate the terms of the Separation Agreement.
In consideration of and exchange for your agreement to the terms of this Letter Agreement, the Company agrees to pay you $40,000, less standard deductions and withholdings, to be paid to you in 4 equal installments of $10,000, less standard deductions and withholdings (the “Payment”) on the following dates: November 11, 2008, November 17, 2008, November 24, 2008, and December 1, 2008.
In exchange for the Payment, you agree that you will not sign the Separation Agreement, as amended by this Letter Agreement, before December 9, 2008 and you agree to the following amendments to the Separation Agreement:
1)	The last sentence of Section 1.1 of the Separation Agreement is amended and restated to read in its entirety as follows:
“The Severance Payment will be made in 39 substantially equal installments payable to Employee over a period of 18 months in accordance with the Company’s standard payroll practices, beginning on the first payday following December 30, 2008 (the “Severance Period”).”
2)	The last sentence of Section 9.1 of the Separation Agreement is amended and restated to read in its entirety as follows:
“If the signed Agreement is not received by Pamela Lopez, Human Resources, by 5:00 p.m. Pacific Time by December 30, 2008, ADVENTRX will assume Employee is not interested in the Severance Package, and the offer will be automatically withdrawn.”

The Company agrees that the terms of the Separation Agreement will not be altered, except as provided herein, and explicitly agreed to in writing by you. Nothing provided herein obligates you to further negotiate the terms of the Separation Agreement. Subject to your compliance with your obligations under the Employment Documents (as defined in the Separation Agreement), the Company agrees that the offers provided in and the terms of the Separation Agreement, including, but not limited to, Sections 1.1 and 1.2 herein, will remain in effect through December 30, 2008, unless otherwise agreed to in writing by you and the Company.
THE PARTIES TO THIS LETTER AGREEMENT, WHICH AMENDS THE SEPARATION AGREEMENT, AS PROVIDED HEREIN, HAVE READ THE FOREGOING AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS LETTER AGREEMENT ON THE DATES SHOWN BELOW.

Dated: November 7, 2008	By:	/s/ Evan M. Levine
Evan Levine

Dated: November 7, 2008	By:	/s/ Mark N.K. Bagnall
Mark N.K. Bagnall
Executive Vice President